SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Check the appropriate box: Preliminary Proxy Statement	Confidential, for use of the Commission only (as permitted By Rule 14a-6(e) (2))
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CB BANCSHARES, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE ISSUED BY CB BANCSHARES: HAWAII COURT ISSUES SECOND RULING FOR CB BANCSHARES

NEWSPAPER ADVERTISEMENT PUBLISHED BY CB BANCSHARES IN HAWAII LOCAL PRINT MEDIA

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PRESS RELEASE ISSUED BY CB BANCSHARES: HAWAII COURT ISSUES SECOND RULING FOR CB BANCSHARES

May 23, 2003

FOR IMMEDIATE RELEASE

Contact:	Wayne T. Miyao Senior Vice President, City Bank Corporate Communications Ph: (808) 535-2590 Email: wmiyao@cb-hi.net Website: www.citybankhawaii.com

HAWAII COURT ISSUES SECOND RULING FOR CB BANCSHARES

May 28 Meeting Will Go Forward

HONOLULU, May 23, 2003 – CB Bancshares, Inc. (Nasdaq: CBBI), the holding company of City Bank, today announced that a Hawaii state court has denied a motion for a preliminary injunction to halt the company's upcoming May 28 Special Meeting. The purpose of the Special Meeting, a requirement under Hawaii's Control Share Acquisitions statute, is to allow CB Bancshares shareholders to vote on Central Pacific Financial Corp.'s (NYSE: CPF) ("CPF") control share acquisition proposal.

Because the plaintiff failed to satisfy her burden with respect to each of her three arguments, the court found that she is not likely to prevail on the merits. There was no showing of irreparable injury and no injury to the public. The plaintiff's motion for a preliminary injunction was denied.

Mr. Lionel Y. Tokioka, CB Bancshares Chairman of the Board said, "We are pleased with the Court's ruling, which confirms that CB Bancshares shareholders will have all the information they need to make an informed decision about CPF's proposal at the May 28 Special Meeting. Our Board is committed to protecting the interests of all our constituencies and urges CB Bancshares shareholders to vote against CPF's proposal at the May 28 Special Meeting."

Kobayashi, Sugita & Goda, a Honolulu law firm, is serving as local legal counsel.

CB Bancshares, Inc. is a bank holding company, which provides a full range of banking products and services for small-and-medium-sized businesses and retail customers through its principal subsidiary, City Bank. City Bank maintains 21 branches on the islands of Oahu, Hawaii, Maui and Kauai.

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This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are CB Bancshares' current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

Subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 when such document becomes available because it will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the Schedule 14D-9 (when available) and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.

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NEWSPAPER ADVERTISEMENT PUBLISHED BY CB BANCSHARES IN HAWAII LOCAL PRINT MEDIA

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